EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated April 23, 1998 on the statements of condition and related bond portfolios of Insured Municipals Income Trust, 230th Insured Multi-Series (California IM-IT, New York IM-IT and Colorado IM-IT Trusts) as of April 23, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Trust Administration-Independent Certified Public Accountants" in Part II of the Prospectus.



                                                GRANT THORNTON LLP

Chicago, Illinois
April 23, 1998